SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                                _____________

                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934


                        Date of Report: July 21, 1998


                       RECKSON ASSOCIATES REALTY CORP.
            (Exact name of Registrant as specified in its Charter)


                                   Maryland
                           (State of Incorporation)


                1-13762                               11-3233650
       (Commission File Number)             (IRS Employer Id. Number)


            225 Broadhollow Road                        11747
             Melville, New York                       (Zip Code)
   (Address of principal executive offices)

                                (516) 694-6900
             (Registrant's telephone number, including area code)




ITEM 5.   OTHER EVENTS

     On July 9, 1998, Reckson Associates Realty Corp., a Maryland Corporation, ("Reckson") announced the formation of a strategic joint venture with Crescent Real Estate Equities Company, a Texas real estate investment trust ("Crescent"), to create a platform to invest in the New York City real estate market. The joint venture, Metropolitan Partners LLC, a Delaware limited liability company ("Metropolitan"), is owned and controlled equally by Reckson and Crescent.

     Metropolitan's initial acquisition will be Tower Realty Trust, Inc., a Maryland Corporation ("Tower"), a New York City based real estate investment trust that owns and operates approximately 4.3 million square feet of office space in 25 buildings, including 2.3 million square feet in New York City. Pursuant to the terms of an Agreement and Plan of Merger (the "Merger Agreement"), a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference, among Reckson, Crescent, Metropolitan and Tower, Tower will be merged with and into Metropolitan, with Metropolitan being the surviving entity (the "Merger"). Holders ("Tower Stockholders") of outstanding common stock of Tower ("Tower Common Stock") shall receive $24 in value for each share of Tower common stock owned (the "Merger Consideration"). Tower Stockholders will have the right to elect to receive .4615 of a share of Reckson common stock and .3523 of a share of Crescent beneficial interests in lieu of the $24 in cash (based upon the closing prices of Reckson and Crescent of $26.00 and $34.0625, respectively, on July 7, 1998), for up to an aggregate of 40% of the total consideration payable in the transaction.

     The Merger Agreement provides such that if the average closing price for Crescent beneficial interests or Reckson common stock during the fifteen trading days ending on the tenth trading day prior to the Tower Stockholders' meeting to approve the Merger (the "Stockholders' Meeting") is equal to or greater than $36.4469 (in the case of Crescent) or $27.82 (in the case of Reckson), then the above ratios will be adjusted to equal the quotient of 12.84 divided by the applicable stock/beneficial interest price.

     As a condition precedent to the execution of the Merger Agreement, Reckson, Crescent, Metropolitan and certain stockholders of Tower have entered into voting agreements, copies of which are filed herewith as Exhibit 99.1 and incorporated herein by reference, whereby each of such stockholders have agreed to, subject to the terms and conditions of the Merger Agreement, vote at the Stockholders' Meeting one hundred percent (100%) of the shares of Tower common stock owned by each in favor of the Merger Agreement and the transactions contemplated thereafter.

     Metropolitan currently anticipates selling Tower's non-New York City assets. Under the terms of the Reckson-Crescent joint venture agreement, Crescent has the right to acquire the Phoenix and Florida properties at a fixed price for a period of six months following the merger. Crescent currently has investments in the Phoenix and Florida markets.

     On July 9, 1998, Reckson issued a press release (the "Press Release") relating to the Merger, a copy of which is filed herewith as Exhibit 99.2 and incorporated herein by reference.

     This Current Report on Form 8-K and the Press Release contain "forward looking statements" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are qualified by cautionary statements contained herein, including the fact that the Merger is subject to certain conditions and therefore may not close when anticipated or at all, and in the Reckson's filings with the Securities and Exchange Commission.



ITEM 7.        FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits

     10.1      Agreement and Plan of Merger dated July 9, 1998

     99.1      Voting Agreements

     99.2      July 9, 1998 Press Release




                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              RECKSON ASSOCIATES REALTY CORP.

                              /s/  Michael Maturo
                              ----------------------------------------
                              Michael Maturo
                              Executive Vice President
                              and Chief Financial Officer


Date:  July 21, 1998